EXHIBIT 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW
WASHINGTON HARBOUR 3000 K STREET, N.W., SUITE 500 WASHINGTON, D.C. 20007-5143 202.672.5300 TEL 202.672.5399 FAX www.foley.com
May 12, 2005

WidePoint Corporation
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

        We have represented WidePoint Corporation (the "Company") in connection with its Registration Statement on Form S-8 being filed under the Securities Act of 1933 (the "Act") today with the Securities and Exchange Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to a total of 8,180,000 shares of the Company's common stock, par value $0.001 per share, (the "Shares") upon the award or exercise of stock-based compensation issued under the Company's 1997 Stock Incentive Plan (the "Plan"). Pursuant to Rule 429 under the Act, the Registration Statement also relates to shares of common stock which were previously registered under the Act for the Plan.

        We have examined (1) the Certificate of Incorporation of the Company and amendments thereto, (2) the By-Laws of the Company and amendments thereto, (3) the Registration Statement, (4) the Plan and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

        Based upon the foregoing, it is our opinion that:

1.	The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2.	When the following events shall have occurred:

(a)	the Registration Statement is filed, at which time it will become effective under the Act, pursuant to General Instruction D to Form S-8, and

(b)	the Shares shall have been paid for and issued in accordance with the terms of the Plan,

the Shares thus sold will be legally issued, fully paid and non-assessable.

        This firm hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,
/s/ Foley & Lardner LLP
Foley & Lardner LLP

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